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EXHIBIT 10.8

                        PROVANTAGE HEALTH SERVICES, INC.
               END USER LICENSE AGREEMENT FOR PROVANTAGE PRODUCTS

This ProVantage Health Services, Inc. End User License Agreement (the "Agreement") is entered into as of this 29th day of January, 2000, by and between ProVantage Health Services, Inc. ("ProVantage"), having its principal place of business at N19 W24130 Riverwood Drive, Waukesha, WI 53188, and ShopKo Stores, Inc., including any subsidiaries and affiliates of ShopKo Stores, Inc. ("End User"), having its principal place of business at 700 Pilgrim Way, Green Bay, WI 54307.

1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the definitions provided:

1.1 "Confidential Information" means any information disclosed by one party to the other party marked "confidential" or disclosed under circumstances that would lead a reasonable person to conclude that the information was confidential. Notwithstanding the foregoing, regardless of whether they are marked "confidential" and regardless of the circumstances under which they are disclosed, the following: (1) when disclosed by ProVantage to End User, shall be considered ProVantage's Confidential Information: the Products, User Documentation, inventions, technical specifications, technical know-how, product development plans, program flowcharts, file layouts, educational materials, pricing, marketing plans and customer lists or leads; and (2) when disclosed by End User to ProVantage, shall be considered End User's Confidential Information:
DESCRIPTIONS OF SHOPKO'S STRATEGIC PLANS, DESCRIPTIONS OF SHOPKO'S AND OTHER ENTITIES' BUSINESS OPERATIONS, FINANCIAL PERFORMANCE FIGURES, FINANCIAL PROJECTIONS, BUSINESS, CUSTOMERS, COMPUTER SYSTEMS, INVENTORY SYSTEMS, DISTRIBUTION NETWORKS, STRATEGIES, STORE OPERATIONS, BILLING AND RECEIVABLE OPERATIONS, HEALTHCARE INFORMATION INCLUDING CLAIMS, STRATEGIES, SYSTEMS DEVELOPMENT, AND SOFTWARE, TECHNICAL SYSTEMS AND PRODUCT DEVELOPMENT METHODOLOGIES AND STRATEGIES, MARKETING AND OPERATIONAL PROCEDURES AND STRATEGIES, FINANCIAL INFORMATION AND PROJECTIONS, BUSINESS PLANS AND CLIENT LISTS AND OTHER SIMILAR INFORMATION.

1.2 "End User" means any customer that purchases or may purchase one or more Product or Special Product licenses for use in accordance with this End User License Agreement. Typically, the End User will be a corporation or other similar entity.

1.3 "Product(s)" means the designated source, object, script or text form of the software products as listed in Exhibit A on the platforms specified in Exhibit A. ProVantage may add to the Products listed in Exhibit A from time to time.

1.4 "Special Product" means the combination of additional goods or services and any Product as an integrated solution or application as listed in Exhibit B.

1.5 "ProVantage Product License Sales Order Form" shall mean the ProVantage document by which End User orders Product licenses and Technical Support Services. To be effective, the ProVantage Product License Sales Order Form must reference this Agreement and its Effective Date and be signed and dated by both parties.

1.6 "Technical Support Services" shall mean the maintenance and support provided by ProVantage in accordance with ProVantage's then-current technical support policies and procedures for the applicable Product(s).

1.7 "User Documentation" means the ProVantage user manual(s) and other on-line or written materials on the proper installation and use of the Products or Special Products that are normally distributed with the Products.

2.   RIGHTS GRANTED AND RESTRICTIONS.

2.1 License Grant. Subject to the Fees payable hereunder, ProVantage hereby grants End-User a non-exclusive, perpetual, non-transferable license to install and use the Product solely for End User's own internal data processing operations, and to use the User Documentation in support of such use of the Product. Use of the Product must be consistent with the type of license grant specified in the ProVantage Product License Sales Order Form. End User shall not use the Product except as specified in this Agreement and the applicable ProVantage Product License Sales Order Form. End User shall assign each Server a unique identification number.

2.2 License Restrictions. The rights granted in Section 2.1 of this Agreement are expressly limited to and restricted by the following:
     a. Use of the Product is restricted to designated source, object, script or text form for End User's own internal purposes.
     b. Except as explicitly authorized by this Agreement, End User may not transfer copy, or duplicate the Product except for temporary transfer in the event of computer malfunction and duplication as part of End User's routine back-up procedures. End-User shall have no right to

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     manufacture, modify or copy User Documentation unless explicitly set forth herein.
     c. End User may not assign the license to use the Product without the prior, written consent of ProVantage, which shall not be unreasonably withheld.
     d. End User may not use the Product outside of the scope of this Agreement.
     e. End User may not, either directly or through a third party, cause or permit the reverse engineering, disassembly or decompilation of the Product.
     f. End User may not pass title to the Product.
     g. For Product licensed outside the United States, End User must comply fully with all relevant export laws and regulations of the United States to ensure that the Product is not exported, directly or indirectly, in violation of United States law.
     h. End User must use a commercially reasonable degree of care to protect the Confidential Information of ProVantage and prohibit the End User employees from, directly or indirectly: (1) using any Confidential Information of ProVantage to create any computer software program or user documentation that is substantially similar to the Product, or (2) using or disclosing Confidential Information of ProVantage, except as authorized by this Agreement.
     i. End User must notify ProVantage promptly of any unauthorized use or disclosure of ProVantage Confidential Information, and provide reasonable assistance to ProVantage in the investigation and prosecution of any such unauthorized use or disclosure.
     j. End-User shall not, either directly or through a third party, use the Products, the associated source code, or a derivative thereof, or any Confidential Information of ProVantage, to create, modify or enhance any computer software programs or user documentation unless explicitly set forth herein.
     k. End-User shall take all reasonable precautions against unauthorized disclosure or copying of Product and further exercise commercially reasonable efforts to ensure the security of the Product.
     l. End-User shall not use the Product in a timeshare or service bureau environment unless explicitly set forth herein.

3. RESERVATION OF RIGHTS AND REMEDIES. ProVantage reserves all rights not expressly granted in this Agreement. Use of the terms "sell," "purchase" and "price" shall not connote transfer of title or ownership.

4. PAYMENT AND PRICING.

4.1 Initial Fees. Upon execution of this Agreement, End-User shall become obligated to pay to ProVantage the license fee(s) for the Product pursuant to the schedule set forth in Exhibit A.

4.2 Change in Support Fees. ProVantage may change the annual fees for Technical Support Services by providing written notice of such change to End User at least sixty (60) days prior to the expiration of the then current annual renewal term; provided that in no event shall the annual fee be increased by more than five percent (5%). End User shall have thirty (30) days after receipt of such notice to terminate the Technical Support Services.

4.3  Payment Terms.
     a. All payments by End-User under this Agreement shall be made to ProVantage in United States dollars and drawn on a United States bank. No payment is refundable, except as provided herein.
     b. Except as expressly provided herein or agreed to in writing by ProVantage and End-User, payment is due upon receipt by End-User of the ProVantage invoice, which invoice shall be sent concurrently with Product shipment. Payment is late if received by ProVantage more than thirty (30) days after the date of the ProVantage invoice. If payment is late, End-User shall pay a late fee on the unpaid balance of one and one-half percent (1.5%) per month or the maximum percentage permitted by law, whichever is less. End-User agrees to reimburse ProVantage for any and all reasonable costs incurred by ProVantage in the collection of any fees due under this Agreement and/or repossession of Product, including reasonable attorneys' fees.
     c. ProVantage's license fees do not include any national, state or local sales, use, value-added or other taxes, customs duties or similar tariffs and fees that ProVantage may be required to pay upon delivery of the Products or upon collection of the license fees or otherwise. Should any tax, levy or other fees be assessed, End-User agrees to pay such tax or levy and indemnify ProVantage for any claim for such tax or levy demanded. End-User shall provide ProVantage with copies of all End-User certificates.

5.   ORDER FULFILLMENT AND DELIVERY.

5.1 Placement of Orders. End-User shall submit ProVantage Sales Order Forms to the attention of SALES DEPARTMENT at the address OF PROVANTAGE HEALTH SERVICES, INC., 1499 SIXTH STREET, GREEN BAY, WI, 54304. Each order shall specify the Product, name and address of the End User for whose use Product is being ordered.

5.2 ProVantage Acceptance. All orders for Product by End-User shall be considered accepted unless ProVantage notifies End-User in writing of the reason(s) for non-acceptance of such order within ten (10) business days of receipt of the order. The provisions of End-User's purchase order or other ordering document shall not apply to any order, notwithstanding ProVantage's acknowledgment or acceptance of such order.

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5.3  Shipment. All Products will be shipped by ProVantage in the manner requested by End-User to the End-User's identified facility. End-User shall be responsible for and pay all packing, freight, and insurance charges for any shipments made under this Agreement, which charges ProVantage may require End-User to pay in advance.

5.4 Cancellation. ProVantage reserves the right to cancel any order placed by End-User and accepted by ProVantage as set forth above, or to refuse or delay shipment thereof, if End-User fails to make any payment or other obligations as provided in this Agreement.

6. REPRESENTATIONS AND OBLIGATIONS.

6.1  End-User's Obligations.
     a. Compliance with Law. End-User shall comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its undertakings with respect to the Products and Special Products. End-User acknowledges that all ProVantage Products and other technical data may be subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the applicable regulations. End-User shall not export or re-export (directly or indirectly) any Products or Special Products without complying with the Act and the regulations thereunder.
     b. Costs and Expenses. Except as expressly provided herein or agreed to in writing by ProVantage and End-User, End-User shall pay all costs and expenses incurred in the performance of End-User's obligations under this Agreement.
     c. Product Alteration. End User shall not adopt, alter, create derivative works based on, modify or translate the Product in whole or in part.

6.2 End-User Covenants. End-User shall: (i) refrain from deceptive, misleading or unethical practices related to the Product; (ii) make no false or misleading representations with regard to the Product; (iii) refrain from publishing or employing, or cooperating in the publication or employment of, any misleading or deceptive advertising material with regard to the Product; and (iv) End User shall not disclose or publish any results of any benchmark tests run of the Product. End-User shall not knowingly take any action in conflict with the terms of this Agreement or its obligations hereunder.

6.3 ProVantage Representations. ProVantage represents and warrants that its hardware, software and firmware utilized in providing services hereunder shall accurately process date data (including without limitation calculating, comparing and sequencing), within, from, into and between centuries (including, but not limited to, the twentieth and twenty-first centuries), including leap year calculation. The hardware, software and firmware will be reviewed to ensure compliance with the foregoing and shall include, without limitation, date data century recognition, calculations that accommodate same century and multi-century formula and date values and date data interface values to reflect the century. In the event that the hardware, software and firmware are unable to process date data within, from, into and between centuries, ProVantage shall repair or replace noncompliant components of its systems at no cost to End-User within a commercially reasonable time period after written notice from End-User to ProVantage. If ProVantage determines, in it sole discretion, that it is unable to repair its systems, End-User shall be entitled to a pro-rata reduction in the Fees based on a 3-year useful life as set forth in Exhibit A, or End-User may terminate this Agreement within ten (10) days of receipt of notice of ProVantage's inability to repair its systems.

7. INTENTIONALLY LEFT BLANK.

8. MAINTENANCE.

8.1 ProVantage's Technical Support Services. ProVantage shall offer renewable, year-long Technical Support Service agreements for the Product while the Product is under license to the End User. The initial technical support period shall begin upon shipment of the Products to End-User and be provided at no charge for the first year. Such Technical Support Services shall be provided in accordance with ProVantage's then-current Technical Support Policies and Procedures. ProVantage's Technical Support Policies and Procedures shall be reflective and consistent with those offered to other customers of ProVantage. End-User shall abide by only those Technical Support Policies and Procedures of which they have been informed. Thereafter, End-User may elect to contract for additional, yearly Technical Support Services.

8.2 Support Services in the Event of Termination. In the case of termination of this Agreement, so long as End-User has paid for Technical Support Services, ProVantage shall continue to provide Technical Support Services for the balance of any existing technical support period.

8.3 Enhancements and Updates. ProVantage may, from time to time, release updates or enhancements. ProVantage will notify and provide End User with updates and enhancements when such updates and enhancements have been released. Updates will be available at no charge, provided that if any update will need to be customized for End User, ProVantage will notify End User and the parties will negotiate an appropriate customization fee. End User acknowledges that ProVantage is under no obligation to issue updates or enhancements under this Agreement and that the obligation to make available any updates or enhancements to End-User applies only to those updates

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and enhancements which have been commercially released by ProVantage to its customers.

8.4 Maintenance and Support Limitations. ProVantage's obligations under this Agreement apply only to the Product and only for the current version of the Product and only if End User has paid ProVantage the Technical Support Service fees specified in Exhibit A for the then-current annual period.

8.5 Incidental Expenses. For any on-site services requested by End User, End User shall reimburse ProVantage for all reasonable, actual travel and out-of-pocket expenses incurred by ProVantage, its employees and consultants in connection with such services.

9. FEES, RECORDS, AND AUDIT.

9.1 Notification. End-User shall report promptly to ProVantage all claimed or suspected defects in the Product.

9.2 Audit. ProVantage may, at its expense, upon reasonable advance written notice, audit and inspect End User's use of the Product to verify compliance with the terms of this Agreement. Any such audit shall be conducted during regular business hours at End User's facilities and shall not unreasonably interfere with End User's business activities.

10. LIMITATION OF WARRANTY AND LIABILITY.

10.1    LIMITED WARRANTY.
   a. ProVantage warrants to End-User that the media containing the Products is free from defects in material and workmanship for a period of six
   (6) months from the date of receipt by the End-User. For any breach of this warranty, End-User's exclusive remedy and ProVantage's entire liability shall be replacement of defective media returned within the warranty period.
   b. ProVantage warrants to End-User for a period of ninety (90) days from the date of installation of the Products that each unmodified Product will perform in substantial conformance with the functions described in the User Documentation.
   c.         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL
   OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PROVANTAGE DOES NOT WARRANT THAT END-USER'S USE OF PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT THE FUNCTIONS CONTAINED IN PRODUCTS
   WILL MEET END-USER'S REQUIREMENTS.

10.2 LIMITATION OF LIABILITY. PROVANTAGE'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT (EXCEPT FOR LIABILITY FOR DAMAGES AS SET FORTH IN SECTION 11, BELOW) SHALL BE LIMITED TO MONETARY DAMAGES, AND THE AGGREGATE AMOUNT THEREOF FOR ALL CLAIMS RELATING TO ANY PARTICULAR PRODUCT OR SPECIAL PRODUCT SHALL IN NO EVENT EXCEED $700,000.00. THE WARRANTIES GRANTED TO END-USER HEREIN ARE PERSONAL TO END-USER AND SHALL NOT ACCRUE TO ANY THIRD PARTY INCLUDING ANY END USER. UNDER NO CIRCUMSTANCES SHALL PROVANTAGE BE LIABLE FOR WARRANTIES GRANTED BY END-USER IN EXCESS OF THOSE GRANTED TO END-USER HEREIN. NOR SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.3 Reliance on Disclaimers. End-User acknowledges that ProVantage has set its prices and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

11. INDEMNIFICATION.

11.1 Indemnification of End-User. In the event that the Products infringe a patent or copyright or other intellectual property right of a third party, such claims shall be subject to the terms and conditions of the Indemnification and Hold Harmless Agreement dated July 19, 1999 between ProVantage Health Services, Inc. and ShopKo Stores, Inc. ("Indemnification Agreement") and shall be considered Indemnifiable Losses as defined therein. In the event a Product is held or believed to infringe, ProVantage may choose, at its sole option, to either: (i) obtain for End-User a license to continue using the Product or (ii) replace or modify the Product so that it becomes noninfringing while retaining substantially similar functionality. If neither (i) nor (ii) can be reasonably effected by ProVantage, the parties may proceed as set forth in the Indemnification Agreement.

11.2 Excluded Claims. Notwithstanding Section 11.1 above, ProVantage shall not be liable to End-User for any claim arising from or based upon the combination, operation or use of any Product with End-User's equipment, data or programming or arising from any alteration or modification of the ProVantage Products.

11.3 Limitation. THE PROVISIONS OF THIS SECTION SET FORTH THE ENTIRE LIABILITY OF PROVANTAGE AND THE SOLE REMEDIES OF END-USER WITH

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RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY
RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR USE OF PROVANTAGE PRODUCTS.

11.4 Indemnification of ProVantage. End-User agrees to indemnify, defend and hold ProVantage harmless (including paying all reasonable attorneys' fees and costs of litigation) against and hold ProVantage harmless from, any and all claims by any other party resulting from End-User's negligent or tortious acts, omissions or misrepresentations relating to the misuse of the Product, regardless of the form of action provided that ProVantage: (i) promptly notifies End-User in writing days of any such claim; (ii) allows End-User to have sole control of the defense and all related settlement negotiations; and (iii) provides End-User with the information, authority and assistance necessary to perform End-User's obligations under this Section. Nothing in this subsection shall be construed to imply that End User shall indemnify, defend or hold ProVantage harmless from any claims of Product infringement from third parties arising as a result of End User's use of the Product in accordance with this Agreement and applicable law.

12. CONFIDENTIAL AND PROPRIETARY INFORMATION.

12.1 Confidentiality. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of five (5) years after termination of this Agreement. The parties agree that, unless required by law, they shall not make each other's Confidential Information available in any form to any third party or use each other's Confidential Information for any purpose other than the implementation of this Agreement. End-User shall not use any Confidential Information of ProVantage to create, modify or enhance any computer software program or user documentation which is substantially similar to any Product. The obligation of the parties not to disclose information shall not apply to information that: (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party. In the event that End-User becomes aware of an unauthorized use or disclosure of ProVantage Confidential Information, End-User shall promptly inform ProVantage and provide reasonable assistance to ProVantage, at ProVantage's expense, in the investigation and prosecution of any such unauthorized use or disclosure.

12.2 Authorized Disclosure. Either party may disclose the existence of this Agreement, but not its content, without the prior, written consent of the other party.

12.3 Copyright and Trademark Notices. End-User shall display all proprietary legends included with the Product on each copy of the Products that it distributes, and on all containers and storage media therefor. The use of ProVantage trademark(s), brand-names and other notices of proprietary rights shall be in the manner reasonably specified by ProVantage from time to time. End-User agrees not to alter, erase, deface or overprint any such notice on anything provided by ProVantage. End-User shall also include the appropriate trademark notices when referring to any ProVantage Product in advertising and promotional materials.

12.4 Limited Trademark License. Subject to the restrictions herein, ProVantage hereby grants to End-User a limited, revocable license to use the trade names, trademarks, service marks, logos and designations associated with the Products solely in connection with the activities of End-User that are permitted under this Agreement. End-User shall submit to ProVantage for approval, prior to use, distribution or disclosure, any previously unused advertising, promotion or publicity in which the trade names, trademarks, service marks, logos or designations of ProVantage are used. ProVantage shall have the right to require, at its sole discretion, the correction or deletion of any misleading, false or objectionable material from any such advertising, promotion or publicity.

12.5 No Proprietary Rights. End-User has paid no consideration for the use of ProVantage's trade names, trademarks, service marks, logos or designations, and nothing contained in this Agreement will give End-User any ownership right, title or interest in any of them other than as explicitly set forth in Section. End-User acknowledges that ProVantage owns and retains all trade names, trademarks, service marks, logos, designations, copyrights, patent and moral rights in or associated with the Product, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trade name, trademark, logo, designation, copyright, patent or moral right belonging to or licensed to ProVantage (including, without limitation, any act or assistance to any act, which may infringe or lead to the infringement of any of ProVantage's proprietary rights). End-User will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of ProVantage Products or in "goodwill" relating to the use of ProVantage's trademarks created by its efforts hereunder. All such "goodwill" shall accrue to ProVantage.

12.6 No Continuing Rights. Upon expiration or termination of this Agreement, End-User shall, within ten

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(10) days of the effective date of such expiration or termination, cease all display, advertising and use of all ProVantage trademarks, trade names, logo or designations and shall not thereafter use, advertise or display any trademark, trade name, logo or designation that is, or any part of which is, similar to or confusing with any trade name, trademark, service mark, logo, designation, patent and moral rights associated with ProVantage.

12.7 Obligation to Protect. Each party agrees to use commercially reasonable efforts to protect the other party's proprietary rights and to cooperate with the other party in that party's efforts to protect its proprietary rights. Each party agrees to notify the other party promptly of any known or suspected breach or infringement of the other party's proprietary rights that comes to a party's attention.

12.8 ProVantage's Use of Personal Medical Information. End User acknowledges that ProVantage may obtain access to personal medical information of the End User's customers, employees or enrollees. ProVantage represents and warrants that it reasonably needs such information for the purpose of conducting a review or audit of its operations, or ProVantage has another legal right to receive such information. ProVantage acknowledges the confidential nature of this information, warrants that it will not use it any illegal purpose or for any purpose other than to fulfill ProVantage's obligations set forth herein, or disclose it to any other party, unless required to do so by law. ProVantage shall indemnify, defend and hold End-User harmless from ProVantage's receipt and use of the information, including any claims, loss, costs, or expenses (including attorney's fees) arising from ProVantage's request and use of the information. ProVantage shall not utilize any personal medical information, End-User data or other Confidential Information as part of any normative database or in any other data source for any purpose.

12.9 End User's Use of Personal Medical Information. End User acknowledges that End User may obtain access to personal medical information of the End User's customers, employees or enrollees. End User represents and warrants that it reasonably needs such information for the purpose of conducting a review or audit of its operations, or End User has another legal right to receive such information. End User acknowledges the confidential nature of this information, warrants that it will not use it for any illegal purpose or disclose it to any other party, unless required to do so by law. End User shall indemnify, defend and hold ProVantage harmless from End User's receipt and use of the information, including any claims, loss, costs, or expenses (including attorney's fees) arising from End User's request and use of the information.

13. TERM AND TERMINATION.

13.1 Term. This Agreement shall remain in effect until it is terminated in accordance with the provisions of this Section 13. If not otherwise specified in the ProVantage Product License Sales Order Form, each Product license granted under this Agreement shall remain in effect perpetually .

13.2 Termination for Cause. A party may terminate this Agreement upon written notice at any time prior to the expiration of its stated term if: (i) a receiver is appointed for the other party or any of its property; (ii) the other party makes an assignment for the benefit of its creditors; (iii) any proceedings are commenced by, for or against the other party under any bankruptcy, insolvency or debtor's relief law; (iv) the other party is liquidated or dissolved; or (v) the other party is in default with respect to any material term or condition of this Agreement or any other agreement between the parties and such failure or default continues unremedied for a period of thirty (30) days following written notice of such failure or default.

13.3 Orders After Termination Notice. If any notice of termination of this Agreement is given, ProVantage shall be entitled to reject all or part of any orders received from End-User after notice but prior to the effective date of termination.

13.4 Effect of Termination or Expiration. Upon termination of this Agreement, End-User and ProVantage shall return to the other party, or destroy and certify in writing to the other party the destruction of, all of the other party's Confidential Information.

13.5 No Damages for Termination or Expiration. EXCEPT IN THE EVENT OF TERMINATION FOR CAUSE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES. End-User acknowledges that End-User has no expectation and has received no assurances that any investment by End-User in the promotion of ProVantage Product will be recovered or recouped or that End-User will obtain any anticipated amount of profits by virtue of this Agreement. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR PROVANTAGE TO ENTER INTO THIS AGREEMENT AND THAT PROVANTAGE WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

13.6 Survival. ProVantage's rights to, and End-User's obligations to pay ProVantage, all amounts due hereunder, as well as the party's obligations under Sections 2.1, 6.1(c), 6.2, 11, 12, 13 and 14 shall survive termination or expiration of this Agreement.

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
14. GENERAL.

14.1 Source Code Escrow. In the event that ProVantage is merged, consolidated, sells all or substantially all of its assets or implements or suffers any substantial change in management or control, ProVantage shall deposit with an independent escrow agent (reasonably acceptable to End-User) with experience and knowledge of handling source code escrows, the then current version of the source program/code of the Product and any updates and new releases from time to time. In addition, at that time, ProVantage and End-User shall enter into a source code escrow agreement that requires the escrow agent to release the source program/code of the Product and a single copy of the documentation associated therewith, to End-User for its own and sole use in the event that, whether directly or through a successor or affiliate ProVantage ceases to be in the Health Information Technology or software business, if ProVantage should breach any maintenance, support or professional service obligations of the Product, or if ProVantage should be declared bankrupt and insolvent by a court of competent jurisdiction.

14.2 Independent Contractors. Both parties to this Agreement are independent contractors, and shall so represent themselves to all other parties. There is no partnership, agency, employment, franchise or joint venture relationship between the parties. Neither party has any express or implied right or authority to bind the other or incur any obligation on behalf of the other. In particular, nothing herein shall be interpreted as making End-User the commercial agent of ProVantage.

14.3 Assignment. This Agreement shall not be assigned by either party without the prior, written consent of the other party; provided, however, that neither party shall unreasonably withhold its consent to the assignment of this Agreement to any successor-in-interest of the other party.

14.4 Force Majeure. Neither party shall be responsible for failure of performance due to causes beyond its control, including, but not limited to, acts of God or nature, labor disputes, actions of any government agency and shortage of materials. This provision shall not apply to any obligation to pay money under this Agreement.

14.5 Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given two (2) business days after deposit in the United States mail, certified or registered, postage prepaid, or one (1) business day after deposit with an overnight delivery service of national reputation, and in any case addressed as follows:

To ProVantage:
                  ProVantage Health Services, Inc.
                  N19 W24130 Riverwood Drive
                  Waukesha, WI  53188
                  ATTN: Sr. Vice President, HIT

with copies to:
                  ProVantage Health Services, Inc.
                  N19W24130 Riverwood Drive
                  Waukesha, WI  53188
                  ATTN:  General Counsel

To End-User:
                  ShopKo Stores, Inc.
                  700 Pilgrim Way
                  Green Bay, WI  54307
                  ATTN:  General Counsel

14.6 Waiver. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.

14.7 Severability. In the event that any of the provisions of this Agreement are held invalid by a court or other tribunal of competent jurisdiction, such provision shall be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

14.8 Entire Agreement. This Agreement is the complete and exclusive statement of the understanding of the parties, and supersedes all other prior representations between them, whether oral or written, relating to the subject matter of this Agreement. This Agreement may not be modified except in a writing signed by an officer of ProVantage and a duly-authorized representative of End-User. In the event of conflict between this Agreement and any other agreement, including a statement of work, the terms and conditions set forth in this Agreement shall control.

14.9 Construction. It is expressly agreed that the terms of this Agreement and any ProVantage Product License Sales Order Form shall supersede the terms in any End User purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrink-wrap" license included in any package, media or electronic version of ProVantage-furnished software and any such software shall be licensed under the terms of this Agreement. When executed and dated by both parties, any ProVantage Sales Order Forms that reference this Agreement and its Effective Date shall be incorporated herein.

14.10 Section Headings. Section headings are for purposes of convenience and shall not be considered part of this Agreement.

14.11 Execution of Agreement, Governing Law. This Agreement will become effective only after it has been

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      UNAUTHORIZED USE, DISCLOSURE OR DUPLICATION IS STRICTLY PROHIBITED.

signed by End-User and has been accepted by ProVantage. It shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding that body of law known as conflict of laws. Any suit hereunder will be brought in a state or federal court in the State of Wisconsin and End-User hereby submits to the personal jurisdiction thereof.

14.12 Due Execution. The party executing this Agreement on behalf of End-User represents and warrants that he or she has been duly-authorized under End-User's charter documents and applicable law to do so.

14.13 Insurance. Both parties agree to obtain and maintain during the term of this Agreement and the term of any maintenance and support agreement, general liability insurance coverage against claims for personal injury and advertising injury claims which may arise during the term of this Agreement in an amount not less than $1,000,000 per person or per organization and bodily injury and property damage liability claims which may arise during this Agreement in an amount not less than $1,000,000 per occurrence. Each party's general liability insurance coverage shall also include a products/completed operations component with an aggregate limit of not less than $1,000,000 and have a general aggregate limit of not less than $2,000,000, and shall name the other party as an additional insured. Both parties shall give the other party at least thirty (30) days advance written notice of any non-renewal, cancellation or modification of coverage.














IN WITNESS WHEREOF, THE PARTIES EXECUTE THIS AGREEMENT.









SHOPKO STORES, INC.                          PROVANTAGE HEALTH SERVICES, INC.


BY:  /s/ Paul Burrows                        BY:  /s/ George M. Barlow
     ----------------------------                 -------------------------
ITS:  Senior Vice President / CIO            ITS: Senior Vice President HIT
     ----------------------------                 -------------------------
DATE:  January 29, 2000                      DATE:  January 29, 2000
       --------------------------                   -----------------------




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      UNAUTHORIZED USE, DISCLOSURE OR DUPLICATION IS STRICTLY PROHIBITED.

                                    EXHIBIT A


1. PRODUCT(S) DEFINITION: PROVQUERY - PHARMACEUTICAL DATA WAREHOUSE PRODUCT

         PHYSICAL DATA MODEL
         DataWarehouse
         Metadata
         Data Staging
         DATA LOADING
         Sync Sort Scripts
         C - Programs
         SQL - Loaders
         AIX Scripts
         SECURITY
         Security Module
         DSS OBJECTS
         DSS Agent Reports
         DSS WEB Reports DSS
         Monitor Reports
         DSS Templates
         DSS Filters
         DSS Metrics

PROVANTAGE NORMATIVE PHARMACY DATABASE LICENSE (NO LESS THAN _____ LIVES)

         MICROSTRATEGY PRODUCT LICENSES
         DSS Development
                  DSS Architect
                  DSS Executive
                  DSS Administrator
         DSS Server
         DSS WEB Server
         Interfaces
                  DSS Agent
                  DSS Objects
                  DSS WEB

2. END USER FEES:

  A.   License Fees:
               ProVQuery Product:                          $350,000.00  (one-time fee)
               MicroStrategy Product:                      $0.00 (End User has already acquired license)
               Pharmacy Normative Database:                no charge

B.  Maintenance/Technical Support Service Fees:

       PROVQUERY TECHNICAL SUPPORT SERVICES (AFTER YEAR 1)                           ANNUAL FEE

       SILVER LEVEL SUPPORT            - 5 DAYS X 8 HOURS                  18% of ProVQuery license fee

       GOLD LEVEL SUPPORT             - 5 DAYS X 24 HOURS                  24% of ProVQuery license fee

       PLATINUM LEVEL SUPPORT       - 5 DAYS X 24 HOURS  +  2 DAYS X 8     30% of ProVQuery license fee
       HOURS

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      UNAUTHORIZED USE, DISCLOSURE OR DUPLICATION IS STRICTLY PROHIBITED.

                                    EXHIBIT B

                            END-USER SPECIAL PRODUCTS



1.  END-USER SPECIAL PRODUCTS DEFINITION.  None.

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
PROVANTAGE PRODUCT LICENSE SALES ORDER FORM

The following Products are licensed under the terms and conditions specified in the PROVANTAGE HEALTH SERVICES, INC. END USER LICENSE AGREEMENT FOR PROVANTAGE PRODUCTS between ProVantage Health Services, Inc. ("ProVantage") and ShopKo Stores, Inc. ("End User").

PRODUCT:            PROVQUERY(TM)

END USER NAME:             SHOPKO STORES, INC.

END USER ADDRESS:   700 PILGRIM WAY
                    GREEN BAY, WI  54307


PROVQUERY PRODUCT LICENSE COMPONENTS                          LICENSE FEE FOR 1

PHYSICAL DATA MODEL
Data Warehouse                        Tables, indexes and views
Metadata                              Tables, indexes and views
Data Staging                          Tables, indexes and views
DATA LOADING
Sync Sort Scripts
C - Programs
SQL - Loaders
AIX Scripts
SECURITY
Security Module
DSS OBJECTS
DSS Agent Reports
DSS WEB Reports
DSS Monitor Reports
DSS Templates
DSS Filters
DSS Metrics

PROVQUERY PRODUCT LICENSE FEE - 1 LICENSE                      $350,000 U.S.
PROVQUERY TECHNICAL SUPPORT SERVICES                                                  ANNUAL FEE
FIRST YEAR SUPPORT (1/29/2000 THROUGH 1/28/2001)                                       Included
                          - 5 DAYS X 8 HOURS
PROVQUERY TECHNICAL SUPPORT SERVICES FEE - FIRST YEAR                                  INCLUDED
PROVANTAGE PHARMACY NORMATIVE DATABASE- NO CHARGE
PROVQUERY PRODUCT AND SUPPORT FEE - ORDER TOTAL          $350,000 U.S.

TERMS OF THIS SALES ORDER

1. This constitutes a sales order by End User for the Products listed at the prices listed above.
2. Technical Support Services provided under this Agreement are for a period of one year from the date of the invoice issued at product delivery.
3. Products licensed under this sales order are subject to the software license terms and conditions of the PROVANTAGE HEALTH SERVICES, INC. END
USER LICENSE AGREEMENT FOR PROVANTAGE PRODUCTS.
4. The price quotation contained herein shall expire thirty (30) days from the date of this quotation.
5. Prices exclude taxes and shipping charges. End User is responsible for taxes and shipping charges.
6. The terms and pricing under this Agreement are considered Confidential Information.

7. Data provided by ShopKo will not be included in the normative data that ProVantage accumulates or sells.

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      UNAUTHORIZED USE, DISCLOSURE OR DUPLICATION IS STRICTLY PROHIBITED.

IN WITNESS WHEREOF, the parties execute this SALES ORDER.





SHOPKO STORES, INC.

BY:_____________________________________

ITS:_____________________________________

DATE:___________________________________








                                   PROVANTAGE HEALTH SERVICES, INC.

                                   BY:_______________________________________

                                   ITS:_______________________________________

                                   DATE:____________________________________


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       UNAUTHORIZED USE, DISCLOSURE OR DUPLICATION IS STRICTLY PROHIBITED.